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                                                                    EXHIBIT 5(a)

                           ESC STRATEGIC FUNDS, INC.

                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, effective commencing on ________________, 1994, between Equitable Securities Corporation (the "Adviser") and ESC Strategic Funds, Inc. (the "Company").

     WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated November 24, 1993, (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

     WHEREAS, the Company wishes to retain the Adviser to render investment advisory services to the Company with respect to each of its present and future series ("Funds"), unless otherwise specifically indicated by the Company, and the Adviser is willing to furnish such services to the Company;

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company and the Adviser as follows:

     1. Appointment. The Company hereby appoints the Adviser to act as investment adviser for the Funds for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Directors of the Company, the Adviser will have the sole and exclusive responsibility for providing, or arranging for others to provide, (a) the management for the Funds' assets in accordance with each Fund's investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information included as part of the Company's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Adviser by the Company; and (b) the placement of orders to purchase and sell securities for the Funds. The Adviser, subject to approval in each case by the Directors of the Company, shall be authorized to retain one or more subadvisers (the "Portfolio Managers") for each of the Funds, and to direct that such Portfolio Managers shall exercise full discretion in furnishing investment advice to the Funds and arranging for the execution of portfolio transactions for the Funds, subject only to general oversight by the Adviser. The Adviser shall be responsible for monitoring, or arranging for
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others to monitor, compliance by the Portfolio Managers with the investment policies and restrictions of the respective Funds and with such other limitations or directions as the Board of Directors of the Company may from time to time prescribe. The Adviser shall report to the Board of Directors of the Company regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of the Adviser and Portfolio Managers to the investment policies of the Funds.

     The Adviser further agrees that, in performing its duties hereunder, it will directly, or assure that the Portfolio Managers will,:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

     (b) use reasonable efforts to manage the Funds so that they will each qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;

     (c) place orders for the investments of the Funds directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or Statement of Additional Information with respect to each Fund and in accordance with applicable legal requirements;

     (d) furnish to the Company whatever statistical information the Company may reasonably request with respect to the Funds' assets or contemplated investments; keep the Company and the Directors informed of developments materially affecting the Funds' portfolios; and, on the Adviser's or Portfolio Managers' own initiative, furnish to the Company from time to time whatever information the Adviser or Portfolio Manager believes appropriate for this purpose;

     (e) make available to the Company's administrator, Furman Selz Incorporated (the "Administrator"), and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the Administrator and the Company in their compliance with applicable laws and regulations. The Adviser will furnish the Directors with such periodic and special reports regarding the Funds as they may reasonably request;


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     (f) immediately notify the Company in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Adviser further agrees to notify the Company immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Company's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

     (g) in making investment decisions with respect to the Funds, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.

     3. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 3, the Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as directors, officers and executive employees of the Company (including the Company's share of payroll taxes) and shall pay all fees payable pursuant to portfolio management agreements with any Portfolio Managers it may retain. The Adviser shall make available, without expense to the Funds, the services of its directors, officers and employees who may be duly elected officers or directors of the Company, subject to their individual consent to serve and to any limitations imposed by law.

     The Adviser shall not be required to pay any expenses of the Company or the Funds other than those specifically allocated to the Adviser in this section 3. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Company's employees as are officers or employees of the Adviser whose services may be involved, for the following expenses of the Company or the Funds: organization and certain offering expenses of the Company and the Funds (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Company or the Funds in connection with membership in investment company trade organizations; costs of insurance; fees and expenses of the Company's Administrator or of any custodian, subcustodian,


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transfer agent, registrar, or dividend disbursing agent of the Company or the
Funds; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing and printing share certificates; other expenses in connection with the issuance, offering, distribution, redemption or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of preparing, printing and filing documents with regulatory agencies; costs of stationery and other office supplies; any litigation or other extraordinary expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Company or a Fund) of officers, directors and employees of the Company who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company, or any committees thereof or advisory group thereto or other business of the Company or the Funds.

     4. Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Company will arrange for the Funds to pay the Adviser at the end of each calendar month an investment advisory fee computed daily at an annual rate equal to the percentage of each Fund's average daily net assets specified in Schedule A hereto. The "average daily net assets" of a Fund shall mean the average of the values placed on the Fund's net assets as of 4:15 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Articles and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for a Fund is suspended for any particular business day, then for the purposes of this section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as



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of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this section, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4.

     In the event that the Adviser's gross compensation hereunder shall, when added to the other expenses of a Fund, cause the aggregate expenses of the Fund to exceed the maximum expenses permitted under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the shares of the Fund may be qualified for offer or sale, the total compensation paid or payable to the Adviser shall be reduced (but not below zero) to the extent necessary to cause the Fund not to exceed such expense limitation. Except to the extent that such reduction has been reflected in lower monthly payments to the Adviser, the Adviser shall refund to a Fund the amount by which the total payments received by the Adviser are in excess of such expense limitation as promptly as practicable after the end of such fiscal year, provided that the Adviser shall not be required to pay a Fund an amount greater than the fee otherwise payable to the Adviser by that Fund in respect of such year. As used in this Section 4, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" shall mean a limitation on the maximum annual expenses which may be incurred by an investment company as determined by applicable law. The words "lowest applicable expense limitation" shall be deemed to be that which results in the largest reduction of the Adviser's compensation for any fiscal year of a Fund; provided, however, that nothing in this Agreement shall limit the Adviser's fees if not required by an applicable statute or regulation referred to above in this Section 4.

     5. Books and Records. The Adviser agrees to maintain such books and records with respect to its services to the Company and the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940



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Act and otherwise in connection with its services hereunder are the property of the Company and will be surrendered promptly to the Company upon its request. And the Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Company and the Funds are being conducted in accordance with applicable laws and regulations.

     6. Standard of Care and Limitation of Liability. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or a Fund or the holders of a Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Company, a Fund or to holders of a Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to the Company or a Fund.

     7. Services Not Exclusive. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Company and the Funds hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for a Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Adviser provides any advice to its clients concerning the shares of the Funds, the Adviser shall act solely as investment counsel




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for such clients and not in any way on behalf of the Company or a Fund.

     8. Duration and Termination. This Agreement shall continue until __________________, 199 , and thereafter shall continue automatically, with respect to all or fewer than all the Funds, as applicable, for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or, (ii) with respect to each Fund, by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Company or a Fund upon the vote of a majority of the Directors (with respect to the Company or a Fund) or, with respect to a Fund, by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     9. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     10. Proxies. Unless the Company gives written instructions to the contrary, the Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested, provided, that the Adviser may delegate this responsibility with respect to one or more Funds to Portfolio Managers pursuant to a portfolio management agreement. The Adviser (or Portfolio Manager) shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the particular Fund's shareholders.




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     11. Name Reservation.  The Company acknowledges and agrees that the
Adviser has property rights relating to the use of the term "ESC Strategic" and has permitted the use of such term by the Company and its Funds. The Company agrees that: (i) it will use the term "ESC Strategic" only as a component of the names of the Company and the Funds and for no other purposes; (ii) it will not purport to grant to any third party any rights in such term; (iii) at the request of the Adviser, the Company will take such action as may be required to provide its consent to use of the term by the Adviser, or any affiliate of the Adviser to whom the Adviser shall have granted the right to such use; and (iv) the Adviser may use or grant to others the right to use the term as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. Upon termination of this Agreement as to the Company or any Fund, the Company shall, upon request of the Adviser, cease to use the term "ESC Strategic" as part of the name of the Company and its Funds, or of any Fund as to which the Agreement is terminated, as applicable. In the event of any such request by the Adviser that use of the term "ESC Strategic" shall cease, the Company shall cause its officers, directors and stockholders to take any and all such actions which the Adviser may request to effect such request and to reconvey to the Adviser any and all rights to the term "ESC Strategic."

     12. Miscellaneous.

     a. This Agreement shall be governed by the laws of the State of Tennessee, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     d. Nothing herein shall be construed as constituting the Adviser as an agent of the Company or any Fund.





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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of ______________, 199__.

                                   ESC STRATEGIC FUNDS, INC.


                                   By
                                      -------------------------------
                                      President



                                   EQUITABLE SECURITIES CORPORATION


                                   By
                                      -------------------------------
                                      President



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                                 SCHEDULE A


     Fees payable to the Adviser pursuant to paragraph 4 hereof shall be at the following annual rates for each Fund:




ESC Strategic Appreciation Fund                         1.00%
ESC Strategic Global Equity Fund                        1.00%
ESC Strategic Small Cap Fund                            1.00%
ESC Strategic Growth Fund                               1.25%
ESC Strategic Income Fund                               1.00%
ESC Strategic Asset Preservation Fund                   0.50%






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